EXHIBIT 23

Consent of Independent Auditors

The Board of Directors
Webster Financial Corporation

We consent to the incorporation by reference in the registration statements (Nos. 33-13244, 33-38286, 333-37530, 333-88021, 333-33228, 333-71141, 333-71983, 333-48548, 333-87508, 333-107263 and 333-104871) on Forms S-8 and the registration statements (Nos. 33-63967, 33-65428, 333-37714, 333-81563, 333-71707, 333-67074, 333-60656, 333-100846 and 333-112566) on Forms S-3 and the registration statement (No. 333-111468) on Form S-4 of Webster Financial Corporation of our report dated March 5, 2004, relating to the Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2003 and 2002, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Webster Financial Corporation.

Our report refers to the Company's adoption of changes in accounting in 2002, for stock-based compensation awards and goodwill and other intangible assets.

/s/ KPMG LLP

Hartford, Connecticut
March 12, 2004